UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2018
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.02.    Unregistered Sales of Equity Securities.

On November 19, 2018, pursuant to the previously announced Asset Purchase Agreement (the “Agreement”) among Coeur Mining, Inc. (“Coeur”), Coeur Rochester, Inc., a Delaware corporation and wholly-owned subsidiary of Coeur (“CRI”), Rye Patch Gold US Inc., a Nevada corporation (“RPG”), and Alio Gold Inc., a British Columbia corporation, CRI completed its acquisition of all of RPG’s rights, titles, and interests in and to certain real property assets and patented and unpatented mining claims located in Pershing County, Nevada (collectively, the “Assets”). As contemplated by the Agreement, in consideration for the Assets, Coeur paid RPG consideration of 4,268,703 shares of Coeur common stock (the “Shares”).

Upon consummation of the transactions contemplated by the Agreement, Coeur issued the Shares in reliance upon an exemption from the registration requirements under the Securities Act of 1933, pursuant to Section 4(a)(2) thereof. Pursuant to the Agreement, Coeur is required to file with the Securities and Exchange Commission, within five (5) business days after the closing, a registration statement on Form S-3 or a supplement to an existing registration statement on Form S-3 to cover resales of the Shares.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 5.1	Opinion of Gibson, Dunn & Crutcher LLP (Filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: November 19, 2018	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer